             As filed with the Securities and Exchange Commission on
                 September 12, 2000 REGISTRATION NO. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                           MAXIM PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                   87-0279983
   (State of Incorporation)                (I.R.S. Employer Identification No.)

                              ---------------------

                     8899 UNIVERSITY CENTER LANE, SUITE 400
                           SAN DIEGO, CALIFORNIA 92122
                    (Address of principal executive offices)

                              ---------------------

         COMMON STOCK ISSUABLE UPON EXERCISE OF OPTIONS ASSUMED BY MAXIM
                             PHARMACEUTICALS, INC.,
      ORIGINALLY GRANTED UNDER THE CYTOVIA, INC. 1998 EQUITY INCENTIVE PLAN
                   AND THE CYTOVIA 2000 EQUITY INCENTIVE PLAN.
         COMMON STOCK ISSUABLE PURSUANT TO MAXIM PHARMACEUTICALS, INC.'S
                       2000 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plans)


                                 DALE A. SANDER
               VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                           MAXIM PHARMACEUTICALS, INC.
                     8899 UNIVERSITY CENTER LANE, SUITE 400
                           SAN DIEGO, CALIFORNIA 92122
                                 (858) 453-4040
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              ---------------------
                                   COPIES TO:
                              L. KAY CHANDLER, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                           SAN DIEGO, CALIFORNIA 92121
                                 (858)-550-6000
                              ---------------------

                                          CALCULATION OF REGISTRATION FEE
---------------------------- ------------------------- -------------------------- ------------------------- ---------------------
                                                           Proposed Maximum           Proposed Maximum
    Title of Securities                                        Offering                  Aggregate                 Amount of
     to be Registered        Amount to be Registered        Price per Share            Offering Price           Registration Fee
---------------------------- ------------------------- -------------------------- ------------------------- ---------------------

  Common Stock, par value         81,855 shares                 $0.6570                   $53,779                    $14.20
   $0.001 per share (1)
---------------------------- ------------------------- -------------------------- ------------------------- ---------------------

  Common Stock, par value        105,273 shares                 $2.1025                   $221,336                   $58.43
   $0.001 per share (1)
---------------------------- ------------------------- -------------------------- ------------------------- ---------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). Includes 147,177 shares issuable upon the exercise of options granted under the Cytovia, Inc. ("Cytovia") 1998 Equity Incentive Plan (the "1998 Plan") and 39,951 shares issuable upon the exercise of options granted under the Cytovia 2000 Equity Incentive Plan (the "2000 Plan). The price per share and aggregate offering price are based upon the actual exercise price for shares subject to the options.

The shares registered hereunder will be issued upon the exercise of stock options assumed by Maxim Pharmaceuticals, Inc., a Delaware corporation (the "Registrant"), pursuant to that certain Certificate of Merger filed by the Registrant with the Secretary of State of the State of Delaware on June 16, 2000. These options were originally granted to employees of Cytovia under Cytovia's 1998 Plan 2000 Plan.

                                       2.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web site at "http://www.sec.gov".

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) Our Annual Report on Form 10-K for the year ended September 30,
1999;

         (b) Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999, March 30, 2000 and June 30, 2000;

         (c) Our Notice of Annual Meeting and Proxy for the 2000 Annual Meeting of Stockholders;

         (d) Our Current Reports on Form 8-K filed March 2, 2000, June 30, 2000 and August 23, 2000;

         (e) Our Current Report on Form 8-K/A filed August 22, 2000 and

         (f) Our registration statement on Form 8-A filed on June 28, 1996 which includes a description of our common stock, and any amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the fullest extent permitted by Delaware law. We are also empowered under our Bylaws to enter into indemnification contracts with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and officers and currently maintain directors and officers insurance coverage.

         In addition, our Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, our directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for unlawful payments of dividends or unlawful stock purchase or redemption. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.


                                       3.

                                    EXHIBITS

EXHIBIT
NUMBER
     5.1       Opinion of Cooley Godward LLP.

    23.1       Consent of KPMG LLP, independent auditors.

    23.2       Consent of Ernst & Young, LLP, independent auditors.

    23.3 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

    24         Power of Attorney is contained on the signature pages.

    99.1       Cytovia 1998 Equity Incentive Plan.

    99.2 Form of Incentive Stock Option Agreement used under Cytovia 1998 Equity Incentive Plan.

    99.3       Cytovia 2000 Equity Incentive Plan.

    99.4 Form of Incentive Stock Option Agreement used under Cytovia 2000 Equity Incentive Plan

                                  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                                       4.

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       5.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on September 12, 2000.


                                         MAXIM PHARMACEUTICALS, INC.


                                         By:  /s/ DALE A. SANDER
                                             ----------------------------------
                                             Dale A. Sander
                                             Vice President, Finance and
                                             Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Stambaugh and Dale A. Sander, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


                                       6.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                          TITLE                                   DATE
/s/ LARRY G. STAMBAUGH                                       Chairman of the Board, President           September 12, 2000
--------------------------------------------                 and (PRINCIPAL EXECUTIVE OFFICER)
    Larry G. Stambaugh

/s/ DALE A. SANDER                                           Vice President, Finance, Chief             September 12, 2000
--------------------------------------------                 Financial Officer and Secretary
    Dale A. Sander                                           (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                             OFFICER)

/s/ GARY E. FRASHIER
--------------------------------------------                 Director                                   September 12, 2000
    Gary E. Frashier

/s/ THEODOR H. HEINRICHS
--------------------------------------------                 Director                                   September 12, 2000
    Theodor H. Heinrichs

/s/ PER-OLOF MARTENSSON
--------------------------------------------                 Director                                   September 12, 2000
    Per-Olof Martensson

/s/ F. DUWAINE TOWNSEN
--------------------------------------------                 Director                                   September 12, 2000
    F. Duwaine Townsen

                                       7.

                                  EXHIBIT INDEX


   EXHIBIT
    NUMBER                    DESCRIPTION
     5.1      Opinion of Cooley Godward LLP.

    23.1      Consent of KPMG LLP, independent auditors.

    23.2      Consent of Ernst & Young, LLP, independent auditors.

    23.3 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

    24        Power of Attorney is contained on the signature pages.

    99.1      Cytovia 1998 Equity Incentive Plan.

    99.2 Form of Incentive Stock Option Agreement used under Cytovia 1998 Equity Incentive Plan.

    99.3      Cytovia 2000 Equity Incentive Plan.

    99.4 Form of Incentive Stock Option Agreement used under Cytovia 2000 Equity Incentive Plan

                                       8.